Registration No. 333-__________
As filed with the Securities and Exchange Commission on February 10, 2017
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
under
The Securities Act of 1933

MODINE MANUFACTURING COMPANY
(Exact Name of Registrant as Specified in Charter)

Wisconsin	39-0482000
(State of Incorporation)	(I.R.S. Employer Identification No.)

1500 DeKoven Avenue Racine, Wisconsin	53403
(Address of Principal Executive Offices)	(Zip Code)

Modine 401(k) Retirement Plan for Salaried Employees

Margaret C. Kelsey
Vice President, Legal and Corporate Communications,
General Counsel & Secretary
Modine Manufacturing Company
1500 DeKoven Avenue
Racine, Wisconsin  53403
(262) 636-1200
(Name, address and telephone number, including area code, of agent for service)

With copies to:
C.J. Wauters
Godfrey & Kahn, S.C.
833 East Michigan Street, Suite 1800
Milwaukee, Wisconsin  53202
(414) 273-3500

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered(1)	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.625 par value per share	250,000	(2)	$11.90	(2)	$2,975,000	$344.80	(2)
(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement is also deemed to register an indeterminate amount of interests to be offered or sold pursuant to the Modine 401(k) Retirement Plan for Salaried Employees.

(2)
Registration fee calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended.  The registration fee is based on the average of the high and low price of a share of Modine Manufacturing Company common stock, par value $0.625 per share, on February 8, 2017 on the New York Stock Exchange.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”).  The information in the Registration Statements on Form S-8 relating to the Modine 401(k) Plan for Salaried Employees filed by Modine Manufacturing Company (the “Company”) pursuant to the Securities Act on October 28, 2002 (Registration No. 333-100772) and July 1, 2011 (Registration No. 333-175304) (as amended) is hereby incorporated by reference into this Registration Statement.

Exhibits

5(a)	Opinion of Counsel as to the Legality of the Securities Being Registered is not required because no original issuance securities are to be registered under this Registration Statement.

5(b)
In lieu of an opinion of counsel concerning compliance with requirements of ERISA or an Internal Revenue Service (“IRS”) determination letter that the plans subject hereto are qualified under Section 401 of the Internal Revenue Code, the Registrant hereby undertakes that it has submitted or will submit such plans and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify such plans.

23	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on February 10, 2017.

MODINE MANUFACTURING COMPANY

By:	/s/ Thomas A. Burke
Thomas A. Burke
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas A. Burke	President, Chief Executive Officer and Director	February 10, 2017
Thomas A. Burke	(Principal Executive Officer)

/s/ Michael B. Lucareli	Vice President, Finance, Chief Financial Officer	February 10, 2017
Michael B. Lucareli	and Treasurer (Principal Financial Officer)

Directors:

David J. Anderson; David G. Bills; Thomas A. Burke; Charles P. Cooley; Suresh V. Garimella; Larry O. Moore; Christopher W. Patterson; Marsha C. Williams; Christine Y. Yan

*By:	/s/ Margaret C. Kelsey	February 10, 2017
Margaret C. Kelsey
As Attorney-in-Fact*

*Pursuant to authority granted by power of attorney, a copy of which is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans subject hereto) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Racine, state of Wisconsin, on February 10, 2017.

MODINE 401(K) RETIREMENT PLAN FOR SALARIED EMPLOYEES

/s/ Michael B. Lucareli
Michael B. Lucareli
Committee Member

/s/ Margaret C. Kelsey
Margaret C. Kelsey
Committee Member

EXHIBIT INDEX

5(a)	Opinion of Counsel as to the Legality of the Securities Being Registered is not required because no original issuance securities are to be registered under this Registration Statement.

5(b)
In lieu of an opinion of counsel concerning compliance with requirements of ERISA or an Internal Revenue Service (“IRS”) determination letter that the plans subject hereto are qualified under Section 401 of the Internal Revenue Code, the Registrant hereby undertakes that it has submitted or will submit such plans and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify such plans.

23	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney